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Exhibit 15.1

June 12, 2002

Costco Wholesale Corporation
Issaquah, Washington

Re:    Registration Statement No.'s. 33-50799, 333-1127, 333-04355, 333-21093, 333-72122
          and 333-82782

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated May 28, 2002 related to our review of interim financial information.

Pursuant to Rule 436 under the Securities Act of 1933 (the "Act"), such report is not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP
Seattle, Washington

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  Exhibit 15.1